Exhibit 99.1

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS FIRST QUARTER 2015
SALES OF $9.2 BILLION; EPS UP 10% TO $1.41 PER SHARE

•	Core Organic Sales Growth 2%*

•	Reported Sales Decline 5% Due To Foreign Currency And FM Divestiture

•	Segment Margin Improvement Of 220 bps To 18.7%

•	Continuing Investments For Growth, Repositioning

•	Raising 2015 EPS Guidance Range To $6.00 - $6.15, Up 8%-11%

MORRIS TOWNSHIP, N.J., April 17, 2015 -- Honeywell (NYSE: HON) today announced its results for the first quarter of 2015:

Total Honeywell

($ Millions, except Earnings Per Share)	1Q 2014	1Q 2015	Change
Sales	9,679	9,213	(5%)

Segment Margin	16.5%	18.7%	220 bps
Operating Income Margin	14.2%	17.6%	340 bps

Earnings Per Share	$1.28	$1.41	10%
Cash Flow from Operations	688	421	(39%)
Free Cash Flow (1)	496	256	(48%)

(1)	Cash Flow from Operations Less Capital Expenditures

“Honeywell had a good start to 2015 delivering double-digit earnings growth at the high end of our guidance range and experiencing improving momentum over the course of the quarter,” said Honeywell Chairman and CEO Dave Cote. “Each of our businesses grew on a core organic basis and generated significant margin improvement in the first quarter as a result of new product introductions, High Growth Region performance, other commercial excellence and prudent cost management. Free cash flow was adversely impacted by the payment of the OEM incentives we

*Throughout this press release, core organic growth refers to reported growth less the impacts from foreign currency movement, M&A and raw materials pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not necessarily tied to volume growth. A reconciliation of core organic growth to organic growth is provided in the attached financial tables.

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accrued in the fourth quarter and the timing of tax payments, and we remain on track to our full-year guidance. While we are off to a strong start to 2015, we will continue to plan conservatively as the global economic environment continues to evolve, and in the first quarter we funded additional repositioning, which will continue to improve our cost position. We are raising the low end of our full-year EPS guidance range to $6.00-$6.15. We expect core organic sales for the full year to be up ~3%, while our reported sales are expected to be down 2% - 3% due to the impact of foreign currency, the divestiture of Friction Materials, and raw materials pricing in Resins & Chemicals. We’re able to raise our full-year earnings guidance and maintain our cash outlook while continuing to invest for the future in seed planting and additional repositioning because of new products and technologies, further penetration of High Growth Regions, conservative cost planning, and deployment of our key process initiatives as part of HOS Gold. We’re confident that our balanced portfolio mix of short- and long-cycle businesses is well-positioned to deliver on our 2015 commitments and our 2018 targets.”

The company is updating its full-year 2015 guidance and now expects:

2015 Full-Year Guidance

	Prior Guidance	Revised Guidance	Change vs. 2014

Sales	$40.5 - $41.1B	$39.0 - $39.6B	(2%) - (3%)
Core Organic Growth	~5%	~3%

Segment Margin	17.6% - 17.9%	18.3% - 18.6%	170 - 200 bps (2)
Operating Income Margin (Ex-Pension MTM)	16.7% - 17.0%	17.4% - 17.7%	230 - 260 bps (3)

Earnings Per Share (Ex-Pension MTM)	$5.95 - $6.15	$6.00 - $6.15	8% - 11%

Free Cash Flow (1)	$4.2 - $4.3B	$4.2 - $4.3B	8% - 10%

1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin ex-4Q14 $184M OEM Incentives Up 130 - 160 bps
3.	Operating Margin ex-4Q14 $184M OEM Incentives Up 190 - 220 bps

First Quarter Segment Performance

Aerospace

($ Millions)	1Q 2014	1Q 2015	% Change
Sales	3,851	3,607	(6%)
Segment Profit	703	752	7%
Segment Margin	18.3%	20.8%	250 bps

•	Sales for the first quarter were up 1% on a core organic basis, and were down (6%) reported driven by the Friction Materials divestiture and the unfavorable impact of foreign exchange. Commercial OE sales were up 1% on a core organic basis driven by strong deliveries, partially

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offset by timing delays on certain business jet platforms. Commercial Aftermarket sales were up 1% on a core organic basis driven by continued growth in repair and overhaul activities, partially offset by lower spares sales. Defense & Space sales declined (1%) on a core organic basis driven by lower U.S. government deliveries, partially offset by double-digit growth in international defense. Transportation Systems sales were down (23%) reported, due to the Friction Materials divestiture and unfavorable impact of foreign exchange. On a core organic basis, TS sales were up 5% driven by higher gas turbo volumes globally.

•	Segment profit was up 7% and segment margins expanded 250 bps to 20.8%, driven by productivity net of inflation, commercial excellence, and the favorable impact of the Friction Materials divestiture.

Automation and Control Solutions

($ Millions)	1Q 2014	1Q 2015	% Change
Sales	3,362	3,264	(3%)
Segment Profit	471	516	10%
Segment Margin	14.0%	15.8%	180 bps

•	Sales for the first quarter were up 3% on a core organic basis and down (3%) reported driven by the unfavorable impact of foreign exchange. Energy, Safety, and Security (ESS) sales increased 3% on a core organic basis, driven most significantly by volume growth in Scanning & Mobility. Building Solutions & Distribution (BSD) sales increased 3% on a core organic basis driven by continued strength in Americas Distribution. In addition, we closed the acquisition of Datamax-O’Neil, a global manufacturer of fixed and mobile printers, in March.

•	Segment profit was up 10% and segment margins expanded 180 bps to 15.8% driven by productivity net of inflation and higher volume, partially offset by continued investments for growth. In addition, ESS continues to realize incremental synergies from the integration of Intermec into Scanning & Mobility.

Performance Materials and Technologies

($ Millions)	1Q 2014	1Q 2015	% Change
Sales	2,466	2,342	(5%)
Segment Profit	473	503	6%
Segment Margin	19.2%	21.5%	230 bps

•	Sales were up 3% on a core organic basis, and were down (5%) reported driven by the unfavorable impact of foreign exchange and raw materials pricing in Resins & Chemicals. The increase in core organic sales was primarily driven by UOP gas processing growth and higher sales in Fluorine Products and Specialty Products, partially offset by lower volumes in Resins & Chemicals (resulting primarily from unplanned plant outages) and Process Solutions.

•	Segment profit was up 6% and segment margins increased 230 bps to 21.5%, driven by commercial excellence, productivity net of inflation, and higher volumes, partially offset by unplanned plant outages in Resins & Chemicals and continued investments for growth.

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Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (888) 857-6930 (domestic) or (719) 457-2631 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2015 earnings call or provide the conference code HON1Q15. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can hear a replay of the conference call from 2:00 p.m. EDT, April 17, until 1:30 p.m. EDT, April 24, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 2361738.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Product sales	$7,364	$7,845
Service sales	1,849	1,834
Net sales	9,213	9,679
Costs, expenses and other
Cost of products sold (A)	5,213	5,779
Cost of services sold (A)	1,149	1,188
	6,362	6,967
Selling, general and administrative expenses (A)	1,230	1,339
Other (income) expense	(20)	(117)
Interest and other financial charges	77	79
	7,649	8,268
Income before taxes	1,564	1,411
Tax expense	418	375
Net income	1,146	1,036
Less: Net income attributable to the noncontrolling interest	30	19
Net income attributable to Honeywell	$1,116	$1,017
Earnings per share of common stock - basic	$1.42	$1.30
Earnings per share of common stock - assuming dilution	$1.41	$1.28
Weighted average number of shares outstanding - basic	783.8	784.9
Weighted average number of shares outstanding - assuming dilution	794.0	796.4

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q1’15 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
Net Sales	2015	2014
Aerospace	$3,607	$3,851
Automation and Control Solutions	3,264	3,362
Performance Materials and Technologies	2,342	2,466
Total	$9,213	$9,679

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,
Segment Profit	2015	2014
Aerospace	$752	$703
Automation and Control Solutions	516	471
Performance Materials and Technologies	503	473
Corporate	(50)	(51)
Total segment profit	1,721	1,596
Other income (expense) (A)	12	111
Interest and other financial charges	(77)	(79)
Stock compensation expense (B)	(52)	(52)
Pension ongoing income (B)	100	61
Other postretirement expense (B)	(9)	(12)
Repositioning and other charges (B)	(131)	(214)
Income before taxes	$1,564	$1,411

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

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Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$6,575	$6,959
Accounts, notes and other receivables	8,158	7,960
Inventories	4,507	4,405
Deferred income taxes	656	722
Investments and other current assets	2,376	2,145
Total current assets	22,272	22,191
Investments and long-term receivables	464	465
Property, plant and equipment - net	5,300	5,383
Goodwill	12,685	12,788
Other intangible assets - net	2,190	2,208
Insurance recoveries for asbestos related liabilities	445	454
Deferred income taxes	329	404
Other assets	1,672	1,558
Total assets	$45,357	$45,451

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,263	$5,365
Short-term borrowings	47	51
Commercial paper	2,695	1,647
Current maturities of long-term debt	1,304	939
Accrued liabilities	6,123	6,771
Total current liabilities	15,432	14,773
Long-term debt	5,661	6,046
Deferred income taxes	210	236
Postretirement benefit obligations other than pensions	911	911
Asbestos related liabilities	1,197	1,200
Other liabilities	4,027	4,282
Redeemable noncontrolling interest	242	219
Shareowners’ equity	17,677	17,784
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$45,357	$45,451

Q1’15 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$1,146	$1,036
Less: Net income attributable to the noncontrolling interest	30	19
Net income attributable to Honeywell	1,116	1,017
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	163	168
Amortization	53	70
Gain on sale of available for sale investments	—	(105)
Repositioning and other charges	131	214
Net payments for repositioning and other charges	(100)	(125)
Pension and other postretirement income	(91)	(49)
Pension and other postretirement benefit payments	(9)	(36)
Stock compensation expense	52	52
Deferred income taxes	93	2
Excess tax benefits from share based payment arrangements	(47)	(30)
Other	(102)	(24)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(170)	(154)
Inventories	(86)	(115)
Other current assets	58	236
Accounts payable	(112)	(41)
Accrued liabilities	(528)	(392)
Net cash provided by operating activities	421	688

Cash flows from investing activities:
Expenditures for property, plant and equipment	(165)	(192)
Proceeds from disposals of property, plant and equipment	1	7
Increase in investments	(1,501)	(631)
Decrease in investments	1,106	410
Cash paid for acquisitions, net of cash acquired	(185)	—
Proceeds from sales of businesses, net of fees paid	2	—
Other	(178)	61
Net cash used for investing activities	(920)	(345)

Cash flows from financing activities:
Net increase in commercial paper	1,048	1,100
Net increase (decrease) in short-term borrowings	4	(10)
Proceeds from issuance of common stock	78	92
Proceeds from issuance of long-term debt	3	25
Payments of long-term debt	(35)	(602)
Excess tax benefits from share based payment arrangements	47	30
Repurchases of common stock	(363)	(320)
Cash dividends paid	(415)	(363)
Net cash provided by (used for) financing activities	367	(48)

Effect of foreign exchange rate changes on cash and cash equivalents	(252)	(45)
Net (decrease) increase in cash and cash equivalents	(384)	250
Cash and cash equivalents at beginning of period	6,959	6,422
Cash and cash equivalents at end of period	$6,575	$6,672

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Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended March 31,
	2015	2014

Cash provided by operating activities	$421	$688
Expenditures for property, plant and equipment	(165)	(192)
Free cash flow	$256	$496

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

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Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2015	2014

Segment Profit	$1,721	$1,596

Stock compensation expense (A)	(52)	(52)
Repositioning and other (A, B)	(139)	(220)
Pension ongoing income (A)	100	61
Other postretirement expense (A)	(9)	(12)

Operating Income	$1,621	$1,373

Segment Profit	$1,721	$1,596
÷ Sales	$9,213	$9,679
Segment Profit Margin %	18.7%	16.5%

Operating Income	$1,621	$1,373
÷ Sales	$9,213	$9,679
Operating Income Margin %	17.6%	14.2%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

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Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2014

Segment Profit	$6,696

Stock compensation expense (A)	(187)
Repositioning and other (A, B)	(634)
Pension ongoing income (A)	254
Pension mark-to-market adjustment (A)	(249)
Other postretirement expense (A)	(49)

Operating Income	$5,831
Pension mark-to-market adjustment (A)	(249)
Operating Income excluding pension mark-to-market adjustment	$6,080

Segment Profit	$6,696
÷ Sales	$40,306
Segment Profit Margin %	16.6%

Operating Income	$5,831
÷ Sales	$40,306
Operating Income Margin %	14.5%

Operating Income excluding pension mark-to-market adjustment	$6,080
÷ Sales	$40,306
Operating Income Margin excluding pension mark-to-market adjustment %	15.1%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’15 Results - 12

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2014

Cash provided by operating activities	$5,024
Expenditures for property, plant and equipment	(1,094)
Free cash flow	$3,930

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q1’15 Results - 13

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment

(Unaudited)

Twelve Months Ended
December 31,
2014

EPS	$5.33
Pension mark-to-market adjustment	0.23
EPS, excluding pension mark-to-market adjustment	$5.56

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 795.2 million. Mark-to-market uses a blended tax rate of 28.1%.

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Honeywell International Inc.

Reconciliation of Core Organic Sales Growth

Three Months Ended
March 31,
2015
Honeywell
Organic sales growth	1%
Raw Materials Pricing in R&C	1%
Core organic sales growth	2%

PMT
Organic sales growth	(1%)
Raw Materials Pricing in R&C	4%
Core organic sales growth	3%

Throughout this press release, Core organic sales growth refers to reported growth less the impacts from foreign currency movement, M&A and raw materials pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not necessarily tied to volume growth.

We believe Core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.